EXHIBIT 32

      Certification of Chief Executive Officer and Chief Financial Officer
            pursuant to 8 U.S.C. Section 1350 as adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002.


                                  CERTIFICATION

In connection with the Quarterly Report of Water Chef, Inc., a Delaware corporation (the "Company"), on Form 10-QSB for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer and Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. ss.1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and upon a review of the Report that:

(1) the Report of the Company filed today pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), fully complies with the requirements of Section 13(a) of the Exchange Act; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is based upon, among other things, my responsibilities as Chief Executive Officer, my own due diligence and representations made by certain members of the Company's senior management.





Dated: May 10, 2006


                                            /s/  David A. Conway
                                            ----------------------------------
                                                 David A. Conway
                                                 President,
                                                 Chief Executive Officer and
                                                 Chief Financial Officer